Exhibit 5.1

DLA Piper US LLP

3960 Howard Hughes Parkway

Suite 400

Las Vegas, NV 89169-5982

Phone: 702.677.3900

Fax: 702.737.1612

www.dlapiper.com

 November 9, 2007

Asia Premium Television Group, Inc.

Suite 602, 2 North Tuanjiehu Street, Chaoyang District,

Beijing 100026, People's Republic Of China

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We serve as special U.S. counsel for Asia Premium Television Group, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement of the Company on Form S-1 (such Registration Statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 9, 2007, of 641,431 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), which may be sold from time to time by the selling stockholders (the “Selling Stockholders”) named in the prospectus included in the Registration Statement. This opinion is being provided at your request in connection with the filing of the Registration Statement.

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a)

The Registration Statement.

(b)

The charter of the Company (the “Charter”), certified by an officer of the Company.

(c)

The By-Laws of the Company, as in effect on the date hereof, certified by an officer of the Company.

(d)

The Securities Purchase Agreements entered into among the Company and the investor parties thereto (the "Investors") in June and July, 2007 (the “Securities Purchase Agreements”), including the registration rights and warrant agreements contained as exhibits thereto.

(e)

Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Nevada law, we are of the opinion and advise you that:

(1)

The Shares have been duly authorized, validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinion set forth herein is subject to additional assumptions, qualifications, and limitations as follows:

(a)

This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Nevada. We assume no obligation to supplement this opinion if any applicable laws change after the date the Registration Statement is declared effective or if any facts or circumstances come to our attention after the date the Registration Statement is declared effective that might change this opinion.

(b)

We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Nevada. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Nevada, we have assumed that the laws of such jurisdiction are the same as the laws of Nevada.

(c)

We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)

This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper US LLP

DLA PIPER US LLP